Exhibit 10.1
SECOND AMENDMENT TO CREDIT AGREEMENT
THIS SECOND AMENDMENT TO CREDIT AGREEMENT (“Amendment”) is dated as of March 10, 2017, by and among FASTENAL COMPANY, a Minnesota corporation (“Borrower”), the undersigned “Lenders” parties to the Credit Agreement herein defined and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, “Wells Fargo,” and in its administrative agent capacity for the Lenders, “Administrative Agent”).
RECITALS:
A.    Borrower, Administrative Agent and the “Lenders” referred to therein are parties to that certain Credit Agreement dated as of May 1, 2015, as amended by that certain First Amendment to Credit Agreement dated as of November 23, 2015 (as the same may be amended in writing and in effect from time to time, the “Credit Agreement”), pursuant to which Lenders have agreed to make loans and other financial accommodations available to the Borrower.
B.    Borrower has requested certain modifications to the Credit Agreement, including but not limited to, an extension of the Revolving Credit Maturity Date and the Revolving Credit Commitment of each Lender, and the Lenders are willing to agree to such modifications to the Credit Agreement, all subject and pursuant to the terms and conditions contained in this Amendment.
NOW, THEREFORE, the parties hereby agree to amend the Credit Agreement as follows:
1.Definitions. Capitalized terms not defined in this Amendment have the meanings given to them in the Credit Agreement. In addition, the following definitions in Section 1.1 of the Credit Agreement are hereby amended by adding the following definitions or, as applicable, deleting them in their entirety and substituting the following therefor:
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Credit Party, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

4831-8999-7635.6

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Extensions of Credit.

“Revolving Credit Maturity Date” means the earliest to occur of (a) March 10, 2020, (b) the date of termination of the entire Revolving Credit Commitment by the Borrower pursuant to Section 2.5, or (c) the date of termination of the Revolving Credit Commitment pursuant to Section 9.2(a).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

“Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b).

4831-8999-7635.6    2

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

2.    L/C Participations. Section 3.4 of the Credit Agreement is amended to add the following new subsection (d) thereto:
(d)    Each L/C Participant’s obligation to make the Revolving Credit Loans referred to in Section 3.4(b) and to purchase participating interests pursuant to Section 3.4(a) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant or the Borrower may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article VI, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Credit Party or any other Revolving Credit Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

3.    Lending Offices. Section 4.12 of the Credit Agreement is amended by changing all references to “lending office” contained therein to “Lending Office” and to add the following new subsection (c) thereto:
(c)    Selection of Lending Office. Subject to Section 4.12(a), each Lender may make any Loan to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligations of the Borrower to repay the Loan in accordance with the terms of this Agreement or otherwise alter the rights of the parties hereto.

4.    [Reserved].
5.    Representation as to EEA Financial Institutions. The following additional representation of Borrower shall be add at the end of Section 6.1 of the Credit Agreement:
No Credit Party nor any Subsidiary thereof is an EEA Financial Institution.

6.    Representation regarding Anti-Corruption Laws and Sanctions. Section 6.18 of the Credit Agreement is hereby deleted and replaced by the following provision:
SECTION 6.18 Anti-Corruption Laws and Sanctions.
(a)    None of (i) any Credit Party, any Subsidiary thereof, or, to the knowledge of the Borrower or such Credit Party, any of their respective directors, officers, employees or Affiliates, or (ii) to the knowledge of any Credit Party, any agent or representative of any Credit Party or any Subsidiary thereof that will act in any capacity in connection with or benefit from the Credit Facility, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons, (D) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws, or (E) has violated any Anti-Money Laundering Law. Each Credit Party and its Subsidiaries has implemented and maintains in

4831-8999-7635.6    3

effect policies and procedures designed to ensure compliance by each Credit Party and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with the Anti-Corruption Laws. Each Credit Party and its Subsidiaries, and to the knowledge of Borrower, each director, officer, employee, agent and Affiliate of each Credit Party and its Subsidiaries, is in compliance with the Anti-Corruption Laws in all material respects.

(b)    No proceeds of any Extension of Credit have been used, directly or indirectly, by the Borrower, any Credit Party, any of their Subsidiaries or any of its or their respective directors, officers, employees and agents (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, including any payments (directly or indirectly) to a Sanctioned Person or a Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

7.    Reversal of Payments. Section 11.7 of the Credit Agreement is amended to add the following clause at the end of such Section:
“…, and each Lender and each Issuing Lender severally agrees to pay to the Administrative Agent upon demand its applicable ratable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent plus interest thereon at a per annum rate equal to the Federal Funds Rate from the date of such demand to the date such payment is made to the Administrative Agent.”

8.    Patriot Act. Section 11.19 of the Credit Agreement is hereby deleted and replaced by the following provision:
SECTION 11.19    USA PATRIOT Act; Anti-Money Laundering Laws. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act or any other Anti-Money Laundering Laws, each of them is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the PATRIOT Act or such Anti-Money Laundering Law.

9.    Consent to Bail-In of EEA Financial Institutions. The following new Section 11.23 is hereby added to the Credit Agreement:
SECTION 11.23    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

4831-8999-7635.6    4

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

10.    No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement remain in full force and effect.
11.    Conditions Precedent/Subsequent. This Amendment shall be effective when the Administrative Agent shall have received an original hereof duly executed by the Borrower, the Administrative Agent and the Lenders, together with the following, each in substance and form reasonably acceptable to the Administrative Agent:
a)    Reaffirmation of Guaranty executed by Borrower and each Subsidiary Guarantor;
b)    Officer’s Certificates executed by Borrower and each Subsidiary Guarantor;
c)    Good Standing Certificates issued by the Minnesota Secretary of State for the Borrower and each Subsidiary Guarantor; and
d)    Opinions of Borrower’s General Counsel and Faegre Baker Daniels LLP.
12.    Representations and Warranties. Except as explicitly amended by this Amendment, Borrower reaffirms that each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty is true and correct in all respects) on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; without limiting the forgoing, represents and warrants that the Credit Agreement, this Amendment, the related amendment document listed in Subparagraph 11(a) above and each of the other Loan Documents constitute the continuing legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and general principles of equity), and are not, to the knowledge of any of the Borrower’s officers, subject to any existing defense, counterclaim or right of setoff by the Borrower, and acknowledges and agrees that, to the extent that any such defense, counterclaim and/or setoff exists, each of the same are hereby absolutely and forever waived and released.
13.    Release. Borrower hereby absolutely and unconditionally releases and forever discharges Administrative Agent and each Lender, and each of their respective participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in

4831-8999-7635.6    5

law or equity or upon contract or tort or under any state or federal law or otherwise, that Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising out of, related to or concerning the Credit Agreement or any Loan Documents from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.
14.    Miscellaneous. Except as amended hereby, the Credit Agreement remains in full force and effect in accordance with its original terms. Signature pages to this Amendment may be executed in any number of counterparts and by facsimile or email (PDF) transmission, all of which taken together shall constitute one and the same instrument.
[Signature Page Follows]

4831-8999-7635.6    6

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first written above.
BORROWER:

FASTENAL COMPANY

By:	/s/ Holden Lewis
Holden Lewis
Its Executive Vice President and
Chief Financial Officer

[Signature Page to Second Amendment to Credit Agreement dated as of March 10, 2017]

AGENT AND LENDERS:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and Lender

By:	/s/ Cynthia S. Goplen
Cynthia S. Goplen
Its Senior Vice President

[Signature Page to Second Amendment to Credit Agreement dated as of March 10, 2017]

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Tim Landro
Tim Landro
Its Vice President

[Signature Page to Second Amendment to Credit Agreement dated as of March 10, 2017]

MERCHANTS BANK, N.A.             as Lender

By:	/s/ Randal J. Domeyer
Randal J. Domeyer
Its Sr. Vice President

[Signature Page to Second Amendment to Credit Agreement dated as of March 10, 2017]

BANK OF AMERICA, N.A.             as Lender

By:	/s/ Casey Klepsch
Casey Klepsch
Its Vice President

[Signature Page to Second Amendment to Credit Agreement dated as of March 10, 2017]